UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3366 Via Lido, Newport Beach, CA 92663

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 888-507-1737

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed in the prospectus (the “Prospectus”) included in the registration statement on Form S-1 filed by Veritone, Inc. (the “Company”) in connection with the pricing of the initial public offering of shares of the Company’s common stock (the “IPO”), on May 17, 2017 (the “Effective Date”), the Company issued and sold an aggregate of 2,150,335 shares of common stock, par value $0.001 per share (the “Common Stock”) to Acacia Research Corporation (“Acacia”) upon the exercise of Acacia’s Primary Warrant at an exercise price of $13.6088 per share for total net proceeds of approximately $29.3 million.

Each of Veritone LOC I, LLC (“VLOC”) and Acacia funded the remaining $2.0 million under each of their respective secured convertible bridge notes (“Bridge Notes”) prior to the closing of the offering. Upon completion of the IPO, the full $8.0 million principal outstanding and all accrued interest under such Bridge Notes were converted into an aggregate of 590,878 shares of Common Stock based on a conversion price per share of $13.6088.

The issuance of shares of Common Stock upon exercise of the Primary Warrant and upon conversion of the Bridge Notes have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Company’s IPO on the Effective Day, the Board of Directors (the “Board”) of the Company appointed Messrs. Jeff Gehl, Edward J. Treska and Frank E. Walsh, III to serve as members of the Board, effective as of the Effective Date.

Messrs. Gehl, Treska and Walsh were appointed by the Board pursuant to the Voting Agreement dated August 14, 2016, by and among Acacia and certain stockholders of the Company, including entities that are affiliated with the Chief Executive Officer and President of the Company (such stockholders, the “Major Stockholders”). Pursuant to the Voting Agreement, upon completion of the IPO, the size of the Board was increased to nine (9) authorized directors. During a period of 24 months after the Effective Date (the “Voting Period”), Acacia has the right to nominate three (3) directors to the Board, and the Major Stockholders, voting together as a group, have the right to nominate six (6) directors to the Board. Pursuant to such provisions in the Voting Agreement, Mr. Gehl was nominated by the Major Stockholders, and Messrs. Treska and Walsh were nominated by Acacia. Furthermore, during the Voting Period, Acacia and the Major Stockholders agree to vote all of their shares to elect the nine (9) directors nominated by them, including Messrs. Gehl, Treska and Walsh.

In connection with their appointment, each of Messrs. Gehl, Treska and Walsh received 5,000 restricted stock units, which were granted to them under the automatic grant provisions of the Company’s 2017 Stock Incentive Plan that became effective on May 11, 2017. Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock. All of the shares subject to the restricted stock units will vest upon the earlier of (i) the each director’s completion of one (1) year of service on the Board measured from May 17, 2017 (the “Grant Date”) or (ii) the day immediately preceding the date of the regular annual stockholders meeting after the Grant Date.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of Certificate of Incorporation

On May 17, 2017, the Company filed the Third Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s Board and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the Company’s IPO.

The Restated Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation to, among other things:

•	authorize 75,000,000 shares of common stock;

•	eliminate all references to the previously existing series of preferred stock and authorize 1,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s Board in one or more series;

•	permit the Company’s Board to adopt, amend or repeal the bylaws without obtaining stockholder approval;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or repeal the provisions of the Restated Certificate;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to remove directors with cause;

•	establish a classified board of directors consisted of three classes, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders;

•	provide that special meetings of stockholders may be called only by the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	designate Court of Chancery of the State of Delaware as the exclusive forum for certain legal actions and proceedings against the Company.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

On May 17, 2017, the Company adopted amended and restated bylaws in connection with the closing of the IPO. The Company’s Board and stockholders previously approved the amended and restated bylaws to be adopted in connection with, and to be effective upon, the closing of the IPO.

The amended and restated bylaws, among other things:

•	establish advance notice requirements for stockholder nominations for election to the Company’s Board and for proposals to be brought by stockholders before any meeting of the Company’s stockholders;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders;

•	set forth the rights, powers and manner of acting of the Board and officers of the Company;

•	establish a classified board of directors consisted of three classes, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election; and

•	provide for the indemnification of directors and officers of the Company, and allow the indemnification of employees and agents of the Company, in each case to the extent not prohibited by applicable law.

The foregoing description is qualified in its entirety by reference to the Company’s amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Information

On May 18, 2017, the Company issued a press release announcing the closing of the IPO, including an announcement that the Common Stock commenced trading on the NASDAQ Global Market on May 15, 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as an exhibits to this Current Report on Form 8-K:

Exhibit No.

3.1	Third Amended and Restated Certificate of Incorporation of Veritone, Inc.

3.2	Amended and Restated Bylaws of Veritone, Inc.

99.1	Press Release dated May 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.
Date: May 22, 2017
	By:	/s/ Jeffrey B. Coyne
	Name:	Jeffrey B. Coyne
	Title:	Executive Vice President, General Counsel and Corporate Secretary